UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 13, 2017

Angie’s List, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35339	27-2440197
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1030 E. Washington Street Indianapolis, IN 46202
(Address of principal executive offices, including zip code)

(888) 888-5478
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders (the “Meeting”) of Angie’s List, Inc. (“Angie’s List” or the “Company”) was held virtually on June 13, 2017. 54,464,555 shares of Angie’s List common stock were present at the Meeting, representing 91.22% of a total of 59,705,580 shares of common stock outstanding and eligible to vote at such time.

1.	With respect to the election of the four Class III nominees as directors of Angie’s List:

	For	Withheld	Broker Non-Votes
Mark Britto	42,388,388	596,344	11,479,823
Michael S. Maurer	42,761,569	223,163	11,479,823
H. Eric Semler	42,765,495	219,237	11,479,823
Susan E. Thronson	42,586,387	398,345	11,479,823

2.	With respect to the ratification of the appointment of Ernst & Young, LLP as the independent registered public accounting firm of Angie’s List for the fiscal year ending December 31, 2017:

For	Against	Abstain
54,300,991	114,148	49,416

3.	With respect to the advisory vote to approve executive compensation:

For	Against	Abstain	Broker Non-Votes
41,711,305	1,189,039	84,388	11,479,823

4.	With respect to the approval of the 2017 Omnibus Incentive Plan:

For	Against	Abstain	Broker Non-Votes
37,097,127	5,878,885	8,720	11,479,823

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 14, 2017

ANGIE’S LIST, INC.
/s/ SHANNON M. SHAW
By: Shannon M. Shaw
Its: Chief Legal Officer & Corporate Secretary